SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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JMAR TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

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PROXY STATEMENT FOR JMAR TECHNOLOGIES, INC.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
INFORMATION ABOUT JMAR STOCK OWNERSHIP
PROPOSAL 1
PROPOSAL 2
CHANGE IN ACCOUNTANTS
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
EQUITY COMPENSATION PLAN INFORMATION
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
OTHER BUSINESS

April 21, 2003

Dear Shareholder:

It is my pleasure to invite you to the JMAR Technologies, Inc. 2003 Annual Meeting of Shareholders.

We will hold the meeting on Friday, June 6, 2003 at 10:00 a.m. at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California. After the close of the formal portion of the meeting we will review the major developments of 2003, answer your questions and discuss our future prospects. We will also have a number of our key employees available to meet with you.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides additional information about JMAR’s management.

Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Vernon H. Blackman
Vernon H. Blackman, Ph.D.
Chairman of the Board

JMAR TECHNOLOGIES, INC.
NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

Date: Friday, June 6, 2003
Time: 10:00 a.m.
Place: San Diego Marriott Del Mar
11966 El Camino Real
San Diego, California

TO THE SHAREHOLDERS:

At our 2003 Annual Meeting, we will ask you to:

(1)	Elect seven directors to serve for the next year or until their successors are elected;

(2)	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and

(3)	Transact any other business that may properly be presented at the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

If you were a shareholder of record at the close of business on April 21, 2003, you are entitled to vote at the Annual Meeting.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. If you do attend the meeting, you may then withdraw your proxy and vote in person.

By Order of the Board of Directors,

/s/ Joseph G. Martinez
Joseph G. Martinez
Corporate Secretary,
Senior Vice President and General Counsel

San Diego, California
April 21, 2003

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT FOR JMAR TECHNOLOGIES, INC.
2003 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2003 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Along with this Proxy Statement, we are also sending you the JMAR Technologies, Inc. (“JMAR” or “Company”) 2002 Annual Report.

WHO IS ENTITLED TO VOTE?

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about May 2, 2003 to all shareholders entitled to vote. Shareholders who owned JMAR Common Stock at the close of business on April 21, 2003 are entitled to vote. On this record date, there were 23,868,138 shares of JMAR Common Stock outstanding. JMAR Common Stock is our only class of outstanding voting capital stock.

WHAT CONSTITUTES A QUORUM?

A majority of our shareholders entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. In order to conduct the meeting and to vote to elect the directors and ratify the appointment of auditors, shareholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares who cause abstentions to be recorded at the meeting, will be considered present at the meeting and entitled to vote and they will count toward the quorum.

HOW MANY VOTES DO I HAVE?

Each share of JMAR Common Stock that you owned at the close of business on April 21, 2003 entitles you to one vote. The proxy card indicates the number of votes that you have.

HOW DO I VOTE BY PROXY?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “Proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your Proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all seven nominees for director

•	“FOR” the appointment of Grant Thornton LLP as the Company’s independent auditors

If any other matter is presented, your Proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matters which are proposed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

If you hold your shares of JMAR Common Stock in “street name” (that is, through a broker, bank or other nominee) and you fail to instruct your broker, bank or nominee as to how to vote such shares of common stock, your broker, bank or nominee may, in its discretion, vote your shares “FOR” the election of the nominees for director and “FOR” the ratification of the appointment of auditors set forth herein.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?

If you are a “record holder” of the shares (i.e., your shares are not held in “street name”) and you have returned the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of three ways:

•	You may request another proxy card from JMAR’s Corporate Secretary, complete it and mail it to JMAR’s Corporate Secretary.

•	You may notify JMAR’s Corporate Secretary by mail before the Annual Meeting that you have revoked your proxy.

•	You may attend the Annual Meeting and vote in person.

If your shares are held in “street name” (i.e., in the name of your broker, bank or other nominee), you should contact your broker, bank or other nominee for instructions on how to change your vote.

HOW DO YOU VOTE IN PERSON?

If you are a record holder of the shares and you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. Your voting in person at the Annual Meeting will take precedence over any prior proxies you have given. However, if your shares are held in “street name” (i.e., in the name of your broker, bank or other nominee), you must obtain a legal proxy from your broker, bank or other nominee and bring it to the Annual Meeting in order to cast your vote in person.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

PROPOSAL 1:
Elect Seven Directors	The seven nominees for director who receive the most votes will be elected. So, if a quorum exists and you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Our Certificate of Incorporation does not permit cumulative voting.

PROPOSAL 2:
Appointment of Auditors	The affirmative vote of a majority of the votes present at the Annual Meeting on this proposal is required to approve the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the year 2003. For this purpose, abstentions and broker non-votes will be counted as present at the meeting and will have the effect of an “AGAINST” vote.

WHO PAYS THE COST OF SOLICITING THESE PROXIES?

JMAR will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will reimburse them for their reasonable expenses.

INFORMATION ABOUT JMAR STOCK OWNERSHIP

Ownership of 5% or More of JMAR Common Stock

The following lists all persons known by the Company to be the beneficial owner of more than 5 percent of the Company’s Common Stock as of April 21, 2003. A person is deemed to be the beneficial owner of JMAR Common Stock, whether or not such person has any economic interest therein, if such person directly or indirectly has (or shares with others) voting or investment power with respect to the JMAR shares or has the right to acquire beneficial ownership within sixty days.

	Number of Shares
Name and Address	Beneficially Owned(2)	Percent of Total

John S. Martinez(1)
5800 Armada Drive	1,774,093	7.05%
Carlsbad, CA 92008

(1)	Includes: (a) 481,851 shares owned of record by the John S. Martinez Separate Property Trust, of which Dr. Martinez as trustee, has sole voting and investment power; and (b) 1,292,242 shares of Common Stock which are issuable upon exercise of currently exercisable warrants and stock options.

(2)	Laurus Master Fund, Ltd. (“Laurus”) owns securities of the Company that under certain conditions are convertible and exercisable into up to 5,365,371 shares of common stock, representing up to 18.4% of the Company’s common stock. In March, 2003, the Company completed two financing transactions with Laurus involving: 1) the sale for $2 million of 100,000 shares of Series A 8% Convertible Preferred Stock, 100,000 shares of Series B 3% Convertible Preferred Stock and a Warrant for 300,000 shares of common stock, and 2) the issuance of a Convertible Note evidencing borrowings under a revolving credit line for up to $3 million and a Warrant for up to 400,000 shares of common stock. In connection with those two transactions, Laurus agreed that none of the JMAR securities it held may be converted or exercised into more than 4.99% of the outstanding shares of JMAR common stock at any time. Laurus may void this 4.99% ownership limitation by providing the Company with 75 days notice or upon a default by the Company of its payment obligations under the Convertible Note or its redemption obligations under the Preferred Stock. Because Laurus does not have the right to acquire more than 4.99% of JMAR’s common stock within 60 days of the date of the information in the above table, it is not considered to be a beneficial owner of 5% or more of JMAR’s common stock. If this limitation was not in operation, then Laurus would have beneficial ownership of 5,365,371 shares, consisting of: (i) 2,491,458 shares issuable upon conversion of Series A and Series B Convertible Preferred Stock and payment of dividends, (ii) 300,000 shares issuable upon exercise of a Warrant issued in connection with the sale of the Preferred Stock to Laurus, (iii) 2,173,913 shares issuable upon conversion of $2,000,000 of the outstanding indebtedness under the Convertible Note, and (iv) 400,000 shares issuable upon exercise of the Warrant issued in connection with the issuance of the Convertible Note.

Ownership of JMAR Common Stock by Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of April 21, 2003 by each nominee for director, the “Named Officers” (as defined in “Executive Compensation” on page 12 below) and by all director nominees and executive officers as a group. Except as otherwise noted, the following stockholders have sole voting and investment power with respect to the shares. Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table.

	Number of Shares of	Percentage of
	Common Stock	Outstanding Common Stock
Beneficial Owner	Beneficially Owned	Beneficially Owned

John S. Martinez (1)	1,774,093	7.05%
Dennis E. Valentine (2)	232,409	(14)
Marvin W. Sepe (3)	150,392	(14)
James H. Banister, Jr. (4)	125,128	(14)
Charles A. Dickinson (5)	120,713	(14)
Joseph G. Martinez (6)	103,001	(14)
Vernon H. Blackman (7)	86,333	(14)
Barry Ressler (8)	62,922	(14)
C. Neil Beer (9)	62,503	(14)
Daniel J. Fleming (10)	40,580	(14)
Larry R. Johnson (11)	6,201	(14)
Ronald A. Walrod	0	0%
John H. Carosella (12)	0	0%
All executive officers and directors as a group (13 persons) (13)	2,613,883	10.14%

(1)	See footnote (1) to preceding table.

(2)	Includes 202,217 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(3)	Includes 144,068 shares which are issuable upon exercise of currently exercisable stock warrants. Mr. Sepe’s employment terminated November 30, 2002.

(4)	Includes 84,254 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(5)	Includes 48,564 shares which are issuable upon conversion of debt of which 24,282 are issuable upon conversion of debt held by Mr. Dickinson’s wife. Includes 31,212 shares held by Mr. Dickinson’s wife. Includes 3,333 shares which are issuable upon exercise of currently exercisable stock options.

(6)	Includes 96,496 shares which are issuable upon exercise of currently exercisable stock options.

(7)	Includes 65,000 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(8)	Includes 49,999 shares which are issuable upon exercise of currently exercisable stock options.

(9)	Includes 55,008 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(10)	Includes 2,560 shares which are issuable upon conversion of debt. Includes 13,333 shares which are issuable upon exercise of currently exercisable stock options.

(11)	All shares are issuable upon exercise of currently exercisable stock options.

(12)	Mr. Carosella’s employment terminated November 8, 2002.

(13)	Includes 1,919,207 shares which are issuable upon exercise of currently exercisable stock options and warrants or upon conversion of debt.

(14)	Less than one percent.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

We are asking the shareholders to elect a board of seven directors at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven nominees named below, all of whom are presently directors of the Company. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, if such an event should occur, the shares will be voted for such substitute nominee or nominees as may be designated by the Board of Directors. The term of office of each person elected as director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

Name of Nominee	Age	Principal Occupation	Director Since

James H. Banister, Jr.	72	President of Piezomechanical Devices	1989
C. Neil Beer, Ph.D.	68	Executive Vice President of Computer Technology Associates, Inc.	1988
Vernon H. Blackman, Ph.D.	73	Chairman of the Board	1991
Charles A. Dickinson	79	Consultant	2001
John S. Martinez, Ph.D.	73	Retired Chairman of the Board and Chief Executive Officer of the Company	1987
Barry Ressler	62	Chief Executive Officer and Chairman of the Board of Triton Thalassic Technologies, Inc.	1994
Ronald A. Walrod	60	President and Chief Executive Officer of the Company	2002

JAMES H. BANISTER, JR., has been a director since December 1989 and was a consultant to the Company from September 1989 until March 1994. From October 1993 to September 1999, Mr. Banister was President, Chief Executive Officer and a Director of Kinetic Ceramics, Inc. He sold Kinetic Ceramics in October 1999 and formed a new company, Piezomechanical Devices, of which he is President and sole owner. From August 1987 to June 1988 he was President and CEO of MSI, a subsidiary of Olin Corporation supplying Signal Intelligence and electronic warfare equipment and services. When that company was sold by Olin, Mr. Banister retired to manage his personal investments. Mr. Banister was with Physics International Company (which became a subsidiary of Olin Corp. in 1985), from June 1964 to August 1987, successively holding the positions of Contracts Manager, Director of Marketing and Contract Relations, Vice President and Director of Administration and Senior Vice President responsible for finance and administration. From 1953 to 1964, Mr. Banister was with Stanford Research Institute, now SRI International, holding the position of Manager of Contract Administration. Mr. Banister received a Bachelor of Science degree in Business and Engineering administration from MIT and has taken graduate courses in law at Golden Gate College. He has been an officer and director of several subsidiaries of Physics International Company.

C. NEIL BEER, Ph.D., has been a director since July 1988 and was an employee of the Company from May 1991 until November 1992 and a consultant to the Company from April 1993 to September 1993. Dr. Beer currently is the Executive Vice President of Computer Technology Associates, Inc. From April 1996 until April 2002, Dr. Beer was the President of SECON, a software and systems engineering company primarily supporting the national intelligence community. Prior to that, he was the Colorado Space Advocate, responsible for the growth of Colorado’s space industry. From September 1986 to October 1989, he was President and Chief Executive Officer of Thermo Technologies Corporation which develops advanced lasers, optics, signal processing and energy conversion hardware. Previously, he was Deputy for Strategic Defense, Military Applications, at Livermore National Laboratory. During his career with the U.S. Air Force, Dr. Beer achieved the rank of Major General and was deputy Chief of Staff, plans and programs, for the Air Force Space Command. Earlier, while assigned to the office of the Secretary of Defense, he worked with the White House staff on policy and support requirements. Dr. Beer was associate professor of mathematics at the Air Force Academy and a combat pilot in Southeast Asia. Dr. Beer graduated magna cum laude with a B.S. degree in engineering from the University of Oklahoma and received his doctorate in Operations Research in

1972 from that same University. Dr. Beer is recipient of the NDIA Medal for Outstanding Achievement in Space.

VERNON H. BLACKMAN, Ph.D., was elected Chairman of the Board in August, 2002. He has been a director of the Company since July 1991. Dr. Blackman served as Chairman of the Board and Chief Executive Officer of Esscor, a training and simulation service company to the utility industry, from December 1991 to July 1997 at which time ESSCOR was acquired by Foxboro Corporation. Dr. Blackman also served as Chairman of the Board, President and Chief Executive Officer of JAYCOR from 1989 until March 1991. JAYCOR was a high-technology company that supplied R&D services to various agencies of the U.S. Government, primarily the Department of Defense. Prior to joining JAYCOR, Dr. Blackman acted as a venture investor for his own account and helped to fund the early stage development of several companies. Dr. Blackman has also served on the Boards of Directors of several other public companies, including Newport Pharmaceuticals International, Inc. (1967-1974); Maxwell Laboratories, Inc. (1966-1974); Topaz, Inc. (1979-1983) at which time Topaz was acquired by Square D Corporation; and Optical Radiation Corporation (1970-1995). From 1974 to 1982, Dr. Blackman served as President, CEO and Chairman of the Board of S-Cubed, a high technology company that provided services and products to agencies of the U.S. Government. S-Cubed was acquired by Maxwell Laboratories, Inc. In 1959, Dr. Blackman co-founded MHD Research which was acquired by Hercules Corporation in 1964. Dr. Blackman received a BA in Physics from Colgate University in 1951 and a Ph.D. in Physics from Princeton University in 1955, subsequent to which he served on the faculty as a research associate for 2 years.

CHARLES A. DICKINSON has been a director of the Company since August 2001. Mr. Dickinson twice served as Chairman of the Board of Directors of Solectron Corporation, a $20 billion per-year worldwide leader in electronics manufacturing, assembly, and test services for electronic companies around the world. He joined the Solectron Board in 1984, served as Chairman from 1986 to 1990 and from 1994 to September 1996 and continues to serve as a director today. While an outside director, he accepted the assignment of establishing Solectron’s European business in 1991 and served as President of Solectron Europe from 1993 to February 1996. From January 2000 to August 2001 he was Chairman of the Board of Directors of SAL. Before Solectron, Mr. Dickinson was Chairman, President and CEO of Vermont Micro Systems, Inc. He was also CEO of Dataproducts Corporation and he served seven years in various general management roles at Control Data Corporation. Prior to that, he was the Corporate Vice President of Manufacturing for Memorex and spent 20 years at RCA. He has served on the Boards of many other public and private companies over the years and currently is the Chairman of LeCroy Corporation, Inc., a public company, and privately-held Aavid Thermal Technologies, Inc., Nypro, Inc. and Systolic Networks. Mr. Dickinson holds a Bachelors of Electrical Engineering and an MBA from the University of Minnesota.

JOHN S. MARTINEZ, Ph.D., is co-founder of the Company and served as Chairman of the Board and Chief Executive Officer since its inception in 1987. In August, 2002, Dr. Martinez retired as Chairman and Chief Executive Officer of the Company, but remains as a director. Prior to co-founding the Company in October 1987, he was President of HLX Laser, Inc., an excimer laser development company. Dr. Martinez is President of Jamar Enterprises, a management and investment consultant to high-technology companies, a company that is unaffiliated with the Company. From 1976 to 1984, Dr. Martinez was President and Chief Executive Officer of Physics International Company (“PI”), a high-technology research, development and manufacturing company specializing in high-intensity energy technology and X-ray generation equipment. During that period, PI’s annual sales grew from approximately $9,000,000 to over $42,000,000 and profits grew at a compounded annual rate in excess of 32%. From 1961 to 1976, Dr. Martinez held a number of management positions at TRW, Inc. He formed that company’s High Energy Laser program in 1970 and managed it until he left the company in 1976. Dr. Martinez, a Ford Foundation and Atomic Energy Commission Fellowship holder, earned his Ph.D. in Engineering Science from the University of California (Berkeley) in 1962, his Bachelor’s degree from Rensselaer Polytechnic Institute (Troy, NY) in 1951 and is a graduate of the Oak Ridge School of Reactor Technology. He served on active duty in the U.S. Marine Corps during the Korean War and was discharged as a Captain in 1954. He is the holder or co-holder of six patents. Dr. Martinez is the father of Joseph G. Martinez, Senior Vice President and General Counsel of the Company.

BARRY RESSLER has been a director of the Company since January 1994. Mr. Ressler is the Chief Executive Officer and Chairman of the Board of Triton Thalassic Technologies, Inc. (T3I), a company engaged in the non-chemical pathogen inactivation of blood products; photo-activation of therapeutic compounds and the treatment and control of micro-organism contaminated fluids for the paper, automotive, food packaging and pharmaceutical industries. Mr. Ressler is also the President of STAR Associates, Inc., a company engaged in the consultation, strategic planning and project funding of early stage industrial process and therapeutic/diagnostic technologies. From 1983 to December 1993 he served as Chief Executive Officer and Chairman of the Board of Universal Voltronics Corporation (UVC), a public company that developed high-voltage Pulse Power products for scientific research, defense, medical and industrial applications. In March 1990, UVC became a public subsidiary of Thermo Electron Corp. From 1963 until his appointment as CEO and Chairman, he served in various capacities at UVC. Mr. Ressler is the Chairman of the Board of Directors of EP Therapeutics, Inc., a company engaged in the development of a revolutionary new class of therapeutics as safer, alternative treatments for human cancers by eliminating the need for chemotherapy or radiation treatment protocols. Mr. Ressler is a co-inventor of patented high power ultraviolet radiation light sources and for monochromatic fluid treatment systems. Mr. Ressler graduated from the Pratt Institute with a B.S. in Engineering Science.

RONALD A. WALROD was elected President, Chief Executive Officer and director in October, 2002. From 1998 to 2000, Mr. Walrod served as President and CEO of Kinetic Probe, a privately-held company engaged in the development of semiconductor probe cards. While there, he established a new business model for the start-up operation and secured funding from a range of sources to develop and commercialize its product. From 1996 to 1998, Mr. Walrod served as President and CEO of Nautronix, a leading supplier of dynamic positioning, autopilot and automation systems for marine applications. From 1984 to 1993, Mr. Walrod served as President and CEO of Applied Remote Technology, Inc. (ART), a company he founded to develop autonomous undersea vehicle (AUV) systems, advanced undersea sensors, and acoustic communications links, all of which have both commercial and military applications. The effectiveness of ART’s AUV and sensor systems earned the Company recognition as a leading innovator in the field and led directly to ART’s acquisition by General Dynamics. Mr. Walrod graduated with Honors from the United States Coast Guard Academy and earned both Masters of Science and Professional Engineer Degrees from the Massachusetts Institute of Technology in 1970, and received a Masters of Business Administration degree from the University of San Diego in 1983. He was awarded a fellowship for graduate studies in Ocean Engineering from the National Science Foundation and has twice received the Industrial Research and Development IR 100 Award for Remotely Operated Vehicles developed under his direction. Mr. Walrod holds a United States Patent for “Comminution by Cryogenic Electrohydraulics” that was issued in 1998.

Section 6(a) Beneficial Ownership Reporting Compliance

In August, 2002, the SEC amended the rules related to the filing of Section 16(a) reports (Form 4’s) from the requirement to report changes in share ownership by the tenth day of the month after a month in which a change has occurred, to two business days after a change of ownership has occurred. On October 11, 2002, the Company’s directors (other than Mr. Walrod) were paid a portion of their meeting fee for the October 11, 2002 Board of Directors Meeting by the automatic grant of 376 shares of JMAR Common Stock each. The Company’s management has customarily prepared the required Form 4’s for the directors and, in this case, was late in filing the forms by the new filing deadline. Dr. Beer, Dr. Blackman, Mr. Dickinson, Dr. Martinez and Mr. Ressler filed their respective Form 4’s with the SEC reporting this issuance on November 6, 2002. Mr. Banister filed his Form 4 reporting this issuance on November 19, 2002.

Board Meetings and Committees; Other Matters

The Board of Directors of the Company held a total of thirteen meetings during the fiscal year ended December 31, 2002. Each director attended at least 75 percent of the total number of Board meetings in 2002 (during the time such person was a director) plus meetings of the committees of the Board on which that particular director served. Other than Mr. Walrod, no director is an employee of the Company.

The Company’s Audit Committee is the only standing Committee of the Board. The members of the Audit Committee are Dr. Blackman, Mr. Banister and Dr. Beer. The Audit Committee annually recommends to the Board of Directors a firm of certified public accountants to conduct audits of the accounts and affairs of the Company. The Audit Committee also reviews accounting objectives and procedures of the Company and the findings and reports of the independent certified public accountants, and makes such reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee held four meetings during the fiscal year ended December 31, 2002. In addition, one meeting was held between the Audit Committee Chairman (Dr. Blackman) and the Company’s independent certified public accountants. All of the members of the Audit Committee meet the independence standards of Rule 4200 (a) (14) of the Nasdaq Stock Market Marketplace Rules. See “Report of the Audit Committee” on page 8.

During fiscal year 2002, the entire Board of Directors acted as the Compensation Committee. Meeting as the Compensation Committee, the Board of Directors considered executive compensation matters at six meetings during the fiscal year ended December 31, 2002. The Compensation Committee is empowered to make decisions relating to the overall compensation arrangements for the Company’s executive officers and to any compensation plans in which officers and directors of the Company are eligible to participate. See “Report of the Compensation Committee” on page 17 for a description of the Company’s executive compensation policies.

The Company has no separately designated nominating committee.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter first adopted and approved on May 5, 2000. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews, evaluates, and discusses with the Company’s management, internal accounting and financial personnel, and with the independent auditors the following:

•	The audited financial statements for the fiscal year ended December 31, 2002;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	changes in the Company’s accounting principles;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standard No. 61 (Communication with Audit Committees) with Grant Thornton LLP, the Company’s independent auditors. SAS No. 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually, in writing, all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditor’s provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

The Audit Committee Charter provides that one duty of the Audit Committee is to provide advice to the Board of Directors in selecting, evaluating and replacing the independent auditors. In performing that duty, the Audit Committee recommended that the Board of Directors appoint Grant Thornton LLP to serve as JMAR’s independent auditors for 2003. The Board of Directors agreed with this recommendation and, accordingly, appointed Grant Thornton LLP as JMAR’s independent auditors for 2003, subject to ratification by the Company’s shareholders.

Audit Committee:
/s/	Vernon H. Blackman
James H. Banister, Jr.
C. Neil Beer

Vote Required for Election of Directors

Directors are elected by a plurality of the votes. If more than seven persons are in nomination, the seven nominees receiving the most votes will be elected as directors. Once a quorum is established, abstentions or other non-votes will not have any legal effect on the election of directors. See “Information About the Annual Meeting and Voting” on pages 1 and 2.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Board is seeking stockholder ratification of its selection of Grant Thornton LLP to serve as our auditors for the fiscal year ending December 31, 2003. Grant Thornton LLP served as our auditors effective August 9, 2002. Prior to that date, Arthur Andersen LLP served as the Company’s auditors. Representatives of Grant Thornton LLP will be present at the meeting with an opportunity to make a statement if they desire and such representatives will be available to respond to appropriate questions from stockholders in attendance.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP.

The following is a description of the fees billed by Grant Thornton LLP and Arthur Andersen LLP for the fiscal year ended December 31, 2002:

Audit Fees

Grant Thornton LLP billed the Company an aggregate of $330,000 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the year ended December 31, 2002, the re-audit of the Company’s financial statements for the years ended December 31, 2001 and 2000 included in the Company’s 2002 Form 10-K, and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002. The re-audit of 2001 and 2000 was required due to the demise of Arthur Andersen LLP, and pursuant to Interpretation of AU Section 508 issued by the Audit Issues Task Force of the AICPA’s Auditing Standards Board. Arthur Andersen LLP billed the Company an aggregate of $13,125 for the review of the financial statements included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2002 and the issuance of a consent for a registration statement.

Financial Information Systems Design and Implementation Fees

Neither Grant Thornton LLP nor Arthur Andersen LLP was engaged to perform professional services related to financial information systems design or implementation.

All Other Fees

Grant Thornton LLP billed the Company an aggregate of $71,250 in fees for non-audit services rendered to the Company for the fiscal year ended December 31, 2002. Amounts billed for non-audit services are for tax compliance and tax consultation. The Audit Committee has considered the provision of these other services and has concluded that the provision of these services was compatible with maintaining the principal accountant’s independence. There were no billings from Arthur Andersen LLP for non-audit services in 2002.

CHANGE IN ACCOUNTANTS

On June 14, 2002, the Company’s Board of Directors, upon recommendation of the Company’s Audit Committee, decided not to continue to engage Arthur Andersen LLP as the Company’s principal accountants. The reports of Arthur Andersen LLP on our financial statements for the years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the audits of Arthur Andersen LLP for the years ended December 31, 2001 and 2000 and its review for the subsequent interim period, (1) there were no Disagreements (“Disagreements”) with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). We requested that Arthur Andersen LLP furnish a letter addressed to the SEC stating whether or not Arthur Andersen LLP agreed with certain of the above statements. A copy of such letter stating no disagreement with the above statements was contained as an exhibit to Form 8-K filed with the Commission on June 21, 2002.

Effective August 9, 2002, the Company engaged Grant Thornton LLP as the Company’s independent auditor for fiscal year 2002. Grant Thornton LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. Prior to their appointment on August 9, 2002, the Company had not consulted with Grant Thornton LLP during the last two fiscal years or subsequent interim periods on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion Grant Thornton LLP might issue on the Company’s financial statements. Prior to their appointment on August 9, 2002, the Company had not consulted with Grant Thornton LLP on any matter that was either the subject of a Disagreement (as defined above) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:

Name	Age	Position

Ronald A. Walrod	60	President and Chief Executive Officer
Daniel J. Fleming, Ph.D.	61	Senior Vice President, Chief Operating Officer of JMAR; General Manager of Systems Division
Joseph G. Martinez	45	Senior Vice President, General Counsel and Secretary; Acting President of JMAR Precision Systems
Dennis E. Valentine	47	Vice President Finance, Chief Financial Officer and Chief Administrative Officer
John P. Ricardi	50	Vice President, Business Development
Larry R. Johnson	61	General Manager of Microelectronics Division
Scott H. Bloom	41	General Manager of Research Division

Officers of the Company are elected annually by the Board of Directors and hold office until their successors are duly elected and qualified.

The background and experience of Mr. Walrod, President and Chief Executive Officer, is set forth above in “Election of Directors – Nominees”.

DANIEL J. FLEMING, Ph.D., joined JMAR/SAL NanoLithography, Inc. (“JSAL”, now the Systems Division) as President in August 2001 when SAL, Inc. was merged into JSAL. Dr. Fleming became Senior Vice President and Chief Operating Officer of JMAR in February 2003. He had been President, CEO, and a director of SAL. He brings a strong and diverse background in the semiconductor electronics business from more than three decades in the semiconductor industry at IBM Microelectronics, SVG Lithography Systems (SVGL), and SAL. At SVGL he was responsible for the marketing and customer support of semiconductor lithography equipment. His earlier experience at IBM includes executive management of the development and production of world-class chip products and the underlying materials, process technology and production equipment. He has held governance and advisory board positions at SEMATECH, SRC, and university semiconductor research centers. Dr. Fleming received a BEE from Rensselaer Polytechnic Institute and a MS (EE) and Ph.D. (EE) from Syracuse University.

JOSEPH G. MARTINEZ joined the Company in June 1998 as Vice President and General Counsel and has been the Company’s Secretary since August 2000. Mr. Martinez was elected Senior Vice President in August 2001. In September 2001, Mr. Martinez was appointed Acting President of JPSI. Mr. Martinez served as the Company’s Interim Chief Executive Officer from August to October, 2002. From 1986 to 1998, Mr. Martinez was employed by Parker, Milliken, Clark, O’Hara & Samuelian, P.C., a Los Angeles-based law firm which had served as the Company’s outside general corporate counsel since the Company’s inception in 1987. From 1993 to 1998, Mr. Martinez was a shareholder of Parker, Milliken and was the principal attorney responsible for representing the Company. From 1984 to 1986, Mr. Martinez was employed by another law firm in Los Angeles. During his tenure at Parker, Milliken, Mr. Martinez specialized in corporate, securities and general business law. In 1984 Mr. Martinez received both a Juris Doctor degree from the University of California, Davis and a Master of Business Administration from U.C. Berkeley (with an emphasis in Finance and Accounting) in a Joint Degree Program. He received his B.A. in Genetics from U.C. Berkeley in 1980. Mr. Martinez has been a member of the California State Bar since 1984. Mr. Martinez is the son of Dr. John S. Martinez, one of the Company’s directors and the former Chairman and Chief Executive Officer.

DENNIS E. VALENTINE has been the Vice President-Finance of the Company since August 1990, Chief Financial Officer and Chief Administrative Officer since March 1991 and was Secretary from January 1992 until August 2000. Prior to joining the Company, Mr. Valentine had over ten years of financial and management experience with Arthur Andersen LLP. His experience there included extensive work with public companies and consultation regarding mergers and acquisitions. He was the manager in-charge of the local office merger and acquisition program and was on the Board of Advisors of the Orange County Venture Forum. Mr. Valentine received a Bachelor of Science degree in Business from the University of Southern California in 1978. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

JOHN P. RICARDI joined the Company as Vice President of Business Development in February 2003. Mr. Ricardi brings more than 25 years of experience in developing sales for high technology products and systems to his new position with JMAR. He most recently served as President and Chief Executive Officer of NTec Systems Corporation, an emerging Canadian semiconductor equipment company where, within one year, he raised sufficient capital to interest other Canadian investors and began alliance discussions with key industry leaders. Prior to that, he served as President and CEO of Advanced Laser and Fusion Technology, Inc., where he was instrumental in the effort to convert the company from a research and development operation to a commercial corporation. From 1997 through 1999, Mr. Ricardi served as Vice President of Corporate Development for JMAR Technologies, Inc. and as Senior Vice President of Sales and Marketing of JMAR’s Precision Systems operation in Chatsworth, California. Prior to JMAR, he held senior sales and marketing positions with the Imaging Systems Division of Datron Advanced Technologies, a California-based manufacturer of advanced telecommunications products; Airpax Corporation (now a division of Siemens AG), which manufactures a range of electronic products for commercial and military applications; and Texas Instruments, Inc. Mr. Ricardi holds Bachelors and Masters degrees in Electrical Engineering from Northeastern University in Boston, Massachusetts.

LARRY R. JOHNSON joined JMAR Semiconductor, Inc. (JSI) in July, 1996 as Process Engineering Manager, was elected Vice President of Operations in January, 1999 and was elected President of JSI in October, 2002. Following the assignment for the benefit of creditors of the JSI assets and subsequent purchase of assets by JSI Microelectronics, Inc., Mr. Johnson was elected President of JSI Microelectronics. Mr. Johnson has worked in the semiconductor chip and foundry industry for more than three decades at companies including Hughes Aircraft, Rockwell International, Signetics Corporation, National Semiconductor, Advanced Micro Devices (AMD) and Fairchild Semiconductor. At Rockwell International he was Director of Operations supervising 1,500 employees. While at AMD, Mr. Johnson formed their MOS Division, which now generates the majority of AMD’s revenues. Mr. Johnson received his B.S. degree from the University of Redlands and an MBA from Pepperdine University.

SCOTT H. BLOOM joined JMAR as the General Manager of the Research Division in March 2003. Prior to joining the Company, he served as the Chief Technical Officer of AirFiber, Inc., a developer of high-bandwidth wireless communication systems that he founded in 1998. Prior to that, Dr. Bloom served as Vice President, Commercial Business Development for AstroTerra Corporation, a developer of free space optics equipment. While there, he was responsible for both commercial and government new business development, and he initiated a partnership with Lucent Technologies that was instrumental in advancing the organization toward the goal of product commercialization. Dr. Bloom also has held senior management positions with Trex Communications Corporation, where he led research and development work on laser communications products and systems for terrestrial, air, and space applications, and for ThermoTrex Corporation, where he directed R&D in the areas of laser communications, atomic line filters, diamond electronics, and laser based wind speed sensors. Dr. Bloom holds a Bachelor of Science degree from the California Institute of Technology, a Masters of Business Administration from the University of California, Los Angeles, and a Doctorate degree in Physics from Tuffs University in Condensed Matter Physics.

EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

Executive Compensation

The following Table sets forth the annual and long-term compensation for services in all capacities to the Company during each of the last three fiscal years of the Company’s Chief Executive Officer during 2002 and the other four most highly compensated individuals serving as executive officers as of December 31, 2002 whose compensation (salary and bonus) exceeded $100,000. Pursuant to SEC Rules, disclosure is also required for the Company’s former Chief Executive Officer who retired in August 2002 and up to two persons who would have been one of the four most highly compensated executive officers had those persons served as an executive officer at the end of 2002. Although Messrs. Carosella and Sepe’s employment terminated in November, 2002, under this SEC Rule they qualify for inclusion in the Table. These eight officers are referred to hereinafter as the “Named Officers”.

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation (1)(3)			Awards (2)

					Shares Underlying
Name and Principal		Salary		Bonus	Options and	Other
Position	Year	($)		($)	Warrants (#)	Compensation ($)

Ronald A. Walrod	2002	56,995		0	510,000	0
Chief Executive
Officer (4)
John S. Martinez,	2002	164,019	(5)	0	10,000	1,274,853	(5)
Retired Chief	2001	234,500	(5)	0	85,000	0
Executive Officer	2000	231,000	(5)	0	60,000	88,344	(6)
Daniel J. Fleming,	2002	185,000		0	0	0
Chief Operating	2001	78,768	(7)	0	40,000	0
Officer
Marvin W. Sepe,	2002	168,724	(8)	0	0	0
Former President	2001	160,000		0	0	0
of JSI	2000	160,000		0	21,238	0
Joseph G. Martinez,	2002	164,800		6,000	30,000	0
Senior Vice	2001	149,538		0	22,500	0
President, General	2000	143,000		0	25,000	0
Counsel
John H. Carosella,	2002	157,609	(9)	0	25,000	70,000	(9)
Former President of	2001	140,000		5,500	15,000	0
Research Division	2000	81,666	(11)	0	40,000	0
Larry R. Johnson,	2002	144,595	(10)	35,000	0	0
President of JSI	2001	110,000		0	0	0
Microelectronics	2000	109,166		0	0	0
Dennis E. Valentine,	2002	141,000		5,116	20,000	0
Chief Financial	2001	125,768		0	34,113	0
Officer	2000	118,461		0	25,000	0

(1)	Excludes perquisites and other personal benefits, the aggregate annual amount of which for each Named Officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)	Represents the grant of options or warrants. The Company did not grant any restricted stock or stock appreciation rights or make any long term incentive plan payments during the fiscal years ended December 31, 2002, 2001 and 2000.

(3)	Includes bonus payments under the Management Incentive Bonus Plan (see page 16) earned by the Named Officers in the year indicated for services rendered in such year, but which were paid in the following year.

(4)	Compensation is for two and one-half months.

(5)	Includes $26,250, $42,000 and $38,500 in 2002, 2001 and 2000, respectively, in fees paid to Jamar Enterprises, an affiliate of Dr. Martinez, for his services as Chairman of the Board for JPSI, JSI and JRI. Annual compensation for 2002 is for seven months. Pursuant to an agreement between Dr. Martinez and the Company following Dr. Martinez’s retirement, the Company and Dr. Martinez agreed to extend his severance payment of $1,274,853 over six years. This amount is included in “Other Compensation” above.

(6)	Loan forgiveness income.

(7)	Compensation is for five months.

(8)	Annual compensation for 2002 is for eleven months and includes accrued vacation of $23,736 paid upon the termination of Mr. Sepe’s employment in November 2002.

(9)	Annual Compensation for 2002 is for ten months and includes relocation costs of $29,359. Pursuant to Mr. Carosella’s Employment Agreement, he was entitled to wage continuation (severance) payments for 6 months after termination. This wage continuation amount included in “Other Compensation” above, was accrued in 2002 but will be paid out bi-weekly during the 6 month period ended in May 2003.

(10)	Includes accrued vacation paid in the amount of $24,595.

(11)	Compensation is for seven months.

Option Grants in the Last Fiscal Year

The following table sets forth each grant of stock options and warrants made during the fiscal year ended December 31, 2002 to each of the Named Officers. Pursuant to Securities and Exchange Commission rules, the table also shows the value of the options at the end of the terms if the stock price were to appreciate annually by 5% and 10%, respectively. The assumed values may not reflect actual value at the times indicated.

			Percentage			Potential Realizable
	Shares		of Total			Value at Assumed
	Underlying		Options			Annual Rates of Stock
	Options		Granted to			Price Appreciation for
	Granted		Employees	Exercise		Option Term
	(Shares)		in Fiscal	Price Per	Expiration
Name	(1)(6)		Year	Share	Date (2)	5%	10%

Ronald A. Walrod	500,000	(4)	55.63	$1.33	October 11, 2012	$420,000	$1,060,000
	10,000	(4)	1.11	$1.28	December 6, 2013	9,100	23,700
John S. Martinez	10,000	(4)	1.11	$1.28	December 6, 2013	9,100	23,700
Daniel J. Fleming	0		0	N/A	N/A	N/A	N/A
Marvin W. Sepe	0		0	N/A	N/A	N/A	N/A
Joseph G. Martinez	20,000	(3)	2.23	$2.00	June 14, 2012	25,200	63,800
	10,000	(3)	1.11	$1.71	August 16 2012	10,800	27,300
John H. Carosella	25,000	(5)	2.78	$1.71	August 16, 2012	27,000	68,250
Larry R. Johnson	0		0	N/A	N/A	N/A	N/A
Dennis E. Valentine	20,000	(3)	2.23	$2.00	June 14, 2012	25,200	63,800

(1)	Except for the grant of 500,000 shares to Mr. Walrod, all such options were granted under the Company’s 1999 Stock Option Plan (“Options”). The exercise price of the options reported above was equal to the fair market value of the Company’s common stock at the date of grant. The terms of each such option are determined by the Board of Directors. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(2)	Options which are unvested at the time of termination of optionee’s employment expire at that time. Vested options also expire if not exercised within 60 days after termination of optionee’s employment or one year following death of optionee if not exercised by optionee’s personal representative. Vested options issued to directors expire one year following resignation as a director.

(3)	These options are incentive options and are exercisable in increments of one-third each of the first three years after the date of grant.

(4)	These options are non-qualified options and are exercisable in increments of one-third each of the first three years after the date of grant.

(5)	These options have been forfeited due to the termination of Mr. Carosella’s employment in November, 2002.

(6)	These options contain a Reload Option feature whereby if the optionee exercises the option in whole or in part using shares of Common Stock owned by the optionee for at least six months, the Company shall grant to the optionee a new option to purchase that number of shares equal to the shares transferred to the Company in payment of the exercise price of the option. In addition, if the optionee exercises the option in whole or in part with cash, the Company shall grant to the optionee a new option to purchase that number of shares equal to the amount of cash paid divided by the market value of the Common

Stock on the date of exercise. In both cases, these Reload Options will have an exercise price equal to the market price on the date of grant of the Reload Option and are not exercisable until one year following the date of grant.

Aggregated Option and Warrant Exercises in Last Fiscal Year and Year End Option Values

The following table sets forth for each of the Named Officers (i) the shares acquired and the value realized on each exercise of stock options, if any, by said officers during the fiscal year ended December 31, 2002; (ii) the number of shares of common stock underlying employment-related options and warrants outstanding at December 31, 2002; and (iii) the value of such options and warrants which are “in-the-money”:

			Shares Underlying	Value of
			Unexercised	Unexercised
			Options and	In-the-Money Options
			Warrants at	and Warrants at
	Shares		December 31, 2002	December 31, 2002(1)
	Acquired
	on	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable

Ronald A. Walrod	0	$0	0/510,000	$0/$0
John S. Martinez	0	0	815,736/10,000	$14,139/$0
Daniel J. Fleming	0	0	13,333/26,667	$0/$0
Marvin W. Sepe	0	0	0/0	$0/$0
Joseph G. Martinez	0	0	83,217/57,783	$0/$0
John H. Carosella	0	0	28,853/0	$0/$0
Larry R. Johnson	0	0	6,201/0	$0/$0
Dennis E. Valentine	0	0	145,550/68,203	$0/$0

Options are “in-the-money” if the fair market value of the underlying common stock exceeds the exercise price of the option or warrant at December 31, 2002. The fair market value of a share of common stock at December 31, 2002 was $1.02 per share as quoted on the NASDAQ Stock Market at the close of trading.

Director Compensation

Directors who are not salaried employees of the Company receive a retainer (the “Retainer”) of $1,000 per quarter and $1,000 for their attendance at each Board of Directors meeting and Committee meeting and are reimbursed for their travel, lodging and food expense incurred when attending such meetings. $500 of the Board meeting compensation is paid in Company Common Stock.

In addition, the directors are eligible to participate in the Company’s Stock Option Plans on the same basis as key employees of the Company and grants of options will be made by the Board of Directors on a case-by-case basis on such terms as the Board in its discretion may provide. It has been the Company’s policy to make an annual grant of options to the directors. During the fiscal year ended December 31, 2002, a grant of options to purchase 10,000 shares of Common Stock was received by Messrs. Martinez, Banister, Beer, Ressler, Blackman, Dickinson and Walrod in their capacity as directors. The Company’s policy has been to grant all options to directors at an exercise price equal to fair value at the date of the grant. The exercise price per share for the grant of options to all of the directors in December, 2002 was $1.28.

In August, 2002, in connection with the election of Dr. Blackman as Chairman of the Board, the Board approved the payment of a $2,000 per month Chairman’s fee.

Compensation Pursuant to Plans

The Company has no defined benefit pension or actuarial plans under which its executive officers participate.

Incentive Plans

As discussed in the Report of the Compensation Committee below, in 1993, JMAR established a Management Incentive Bonus Plan (the “MIBP”) based on profits generated, as well as non-financial goals, and stock performance each year. No cash bonuses were paid to the Company’s CEO or the other members of its Corporate Staff in 2000 or 2001. A cash bonus of $5,500 was paid to Mr. Carosella for 2001 in connection with his services as President of JRI, for achieving the profitability and other goals of that division. A bonus of $35,000, $6,000 and $5,116 was paid to Messrs. Johnson, Martinez and Valentine, respectively, in 2003 for achieving certain incentive goals for 2002.

In March 1998, the Board of Directors approved a resolution requiring that starting with 1997, a substantial portion of each Management Incentive Bonus earned by its senior officers be used (the “MIBP Stock Ownership Requirement”) by such officers to: 1) buy JMAR common shares in the public market; and/or 2) exercise existing stock options or warrants, including payment of income taxes (if any) resulting from such option or warrant exercises. The long term goal is for each senior officer designated in the Beneficial Ownership table in this Report to own JMAR shares having a market value of a minimum of one times his annual salary. Once any such designated employee achieves that goal they will no longer be required to allocate a specific portion of their bonus to the purchase of additional JMAR shares unless their share holdings fall below that level. The Company believes that this policy will provide additional incentives to the Company’s senior officers to maximize the Company’s profits and share price over the long term.

Employment Agreements with Named Officers

Pursuant to an Employment Agreement with Ronald A. Walrod, the Company hired him as Chief Executive Officer at a base salary of $250,000 per annum. The Employment Agreement provides that Mr. Walrod’s employment is terminable by the Company “at will,” but in the event that his employment is terminated without “cause” (as defined), he will be paid his salary for six months after such termination. In the event of termination of Mr. Walrod’s employment after a “change of control,” he will receive a lump sum payment equal to 12 months of salary.

Pursuant to an Employment Agreement with Dr. Martinez, the Company agreed to retain him as Chief Executive Officer of the Company and to pay him an annual salary of not less than $175,000 plus expenses and normal employee insurance benefits and a $600 per month auto lease allowance. The Employment Agreement was automatically renewable on an annual basis unless either party chose to terminate it no later than 60 days before the end of the year. If the Company delivered notice of its intention not to renew or discontinued his status of Chairman or CEO, or both, other than for cause, then Dr. Martinez’s employment was to continue for three years at the highest total compensation rate (including bonuses, director fees and similar payments) he had received in any previous 12 month period. This amount is approximately $375,000 per annum. In such event, the Company also agreed to maintain comparable medical insurance benefits for such three year period. In May, 2002, Dr. Martinez informed the Board of Directors of his desire to retire. The Board and Dr. Martinez engaged in discussions regarding Dr. Martinez’ future role with the Company. In order to set a definite date for the transition to a new CEO, in July, 2002, the Board of Directors exercised the Company’s rights under the Employment Agreement to discontinue Dr. Martinez’s status as CEO effective August 16, 2002. Following negotiations between Dr. Martinez and the Board, an agreement was reached to restructure this payment obligation to spread the payments over six years to reduce the impact of the original agreement on the Company’s cash flow. In consideration for this modification, the Company will provide comparable medical insurance benefits for six years, and modified 942,242 of the options and warrants held by Dr. Martinez to (1) vest all unvested options and warrants (141,269 options), (2) provide that, in those options that have an expiration date within the next six years, the early termination provision that would otherwise have resulted in the termination of the options and warrants 60 days after termination of his employment was waived, and (3) provide that all remaining options and warrants will expire on the later of August 15, 2008 or 60 days after Dr. Martinez ceases to be a director.

Compensation Committee Interlocks and Insider Participation

As noted above, during fiscal year 2002 executive compensation was set by the Board of Directors acting as the Compensation Committee. The Compensation Committee included Dr. Martinez and Mr. Walrod, the Company’s former and current Chief Executive Officer; however, the compensation of Dr. Martinez and Mr. Walrod was set by the Compensation Committee members without the participation by Dr. Martinez or Mr. Walrod. Except for Dr. Martinez and Mr. Walrod, during 2002 each member of the Compensation Committee was neither an officer nor an employee of the Company.

Report of the Compensation Committee

Set forth below is a report of the Compensation Committee with respect to the Company’s compensation policies during fiscal 2002 as they affect the Company’s Chief Executive Officer and the Company’s other executive officers:

Compensation Policies for Executive Officers. The Company’s compensation policies for its executive officers are designed to provide compensation levels that are competitive with those of other similar companies and thereby to enable the Company to attract and retain qualified executives. More specifically, the Company’s compensation policies aim, through a combination of base salary, annual bonus and equity-based compensation, to motivate officers to assist the Company in meeting its annual and long-range business objectives and thereby to enhance stockholder value. The cumulative effect of the Company’s compensation policies for executive officers is to tie such compensation closely to the Company’s performance.

Annual Cash Compensation. The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive’s and the Company’s performance. For this reason, the Company’s executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

Base salaries for executive officers are established considering a number of factors, including the Company’s profitability; the executive’s individual performance and measurable contribution to the Company’s success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company’s compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company’s annual review process. Generally, base salaries are maintained to be comparable to salaries paid by similar size, high technology companies.

Under the Management Incentive Bonus Plan (“MIBP”), an executive’s annual performance bonus award generally depends on three performance factors: the overall financial performance of the Company and the performance of the business unit for which the executive is accountable, non-financial goals, and the executive’s individual performance. The performance objectives of the Company and the business unit are derived from the Company’s Board-approved annual business plan, which includes specific financial performance targets relating to revenue and profits for the fiscal year, as well as non-financial goals. No cash bonuses were paid to the Company’s CEO or the other members of its Corporate Staff in 2001 and 2000. A cash bonus of $5,500 was paid to Mr. Carosella for 2001 in connection with his services as President of JRI for achieving the profitability goals of that division. A bonus of $35,000, $6,000 and $5,116 was paid to Messrs. Johnson, Martinez and Valentine, respectively, in 2003 for achieving certain incentive goals for 2002.

Equity Based Incentive Compensation. The Compensation Committee believes that by providing executive officers with an equity interest in the Company those officers are provided with additional incentives to work to maximize stockholder value over the long term. Options or warrants to purchase Company stock may be granted from the 1999 Stock Option Plan or outside of the 1999 Plan. Pursuant to the 1999 Stock Option Plan, the CEO and other executive officers (as well as other key employees) may be periodically granted stock options at the then fair market value of the Company’s Common Stock. In addition, the CEO and executive officers are awarded stock options with vesting schedules based upon the goals established under the MIBP. In 2002, stock options were granted to executive officers under the 1999 Stock Option Plan (see page 14 above).

CEO Compensation. Dr. Martinez was Chief Executive Officer since he co-founded the Company in 1987 until his retirement in August, 2002. Pursuant to his Employment Agreement, the Company agreed to pay Dr. Martinez an annual salary of not less than $175,000. In fiscal year 2002, Dr. Martinez’s base salary was $192,500. In addition, the Company paid Jamar Enterprises, an affiliate of Dr. Martinez, $3,500 per month for Dr. Martinez’s services as Chairman of the Board of JPSI, JSI and JRI. As described on page 16 above, the Employment Agreement previously approved by the Board of Directors contained a severance provision. Following termination of that Employment Agreement, the Board determined that it was in the Company’s best interests to extend payment of the obligation owing to Dr. Martinez over a longer period and engaged in an arm’s length negotiation with him to achieve that result.

Mr. Walrod was hired as Chief Executive Officer in October 2002. Pursuant to his Employment Agreement, the Company agreed to pay Mr. Walrod an annual salary of not less than $250,000. The Committee believes this level of base salary is commensurate with salaries of CEO’s of similarly situated public companies. Mr.

Walrod’s participation in the above stated bonus plans starting in 2003 includes incentives to maximize Company profitability. In addition, through his stock options, Mr. Walrod shares with other stockholders of the Company a significant stake in the long-range success of the Company’s business.

Through these various compensation programs, the Board of Directors believes that JMAR furthers its objectives of attracting, retaining and motivating the best qualified executive officers and employees, and ultimately will serve to increase JMAR’s profitability and maximize shareholder value.

Compensation Committee:

/s/	Vernon H. Blackman James H. Banister, Jr. C. Neil Beer Charles A. Dickinson John S. Martinez Barry Ressler Ronald A. Walrod

Comparative Stock Performance

Set forth below is a line graph which compares the percentage change in the cumulative total stockholder return on the Company’s Common Stock from December 31, 1997 through December 31, 2002 with the percentage change in the cumulative total return over the same period of the (i) Russell 2000 Index and (ii) Russell 3000 Electronics: Semi-Conductors/Components Industry Index. This graph assumes an initial investment of $100 on December 31, 1997 in each of the Company’s Common Stock, the Russell 2000 Index and the Russell 3000 Electronics: Semi-Conductors Industry Index and that all dividends, if any, were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

JMAR Technologies, Inc.	$100	$84	$180	$128	$118	$40
Russell 2000 Index	$100	$97	$118	$115	$117	$93
Russell 3000 Semiconductors	$100	$158	$273	$232	$194	$95

EQUITY COMPENSATION PLAN INFORMATION

The Company has eight stock option or warrant plans: the 1991 Stock Option Plan, 1999 Stock Option Plan, the Management Anti-Dilution Plan, two incentive plans which provide for the issuance of options and warrants to Research Division employees, two incentive plans which provide for the issuance of options and warrants to JPSI employees, and an incentive plan which provides for the issuance of options to Microelectronics Division employees. Although options and warrants have been issued from these plans and are currently outstanding, except for options or warrants which may be granted from the 1999 Stock Option Plan and the Microelectronics Division Plan, no further options or warrants may be issued from these plans. The Company may also from time-to-time enter into equity compensation agreements with individuals that are not covered by a plan and currently is a party to non-plan option and warrant agreements with several individuals as summarized below.

The following Table sets forth information regarding all equity compensation plans (including individual contracts) (i) previously approved by the Company’s shareholders, and (ii) not previously approved by the Company’s shareholders, as of December 31, 2002.

			Number of Shares
			Remaining Available for
	Number of Shares to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation
Plan	Outstanding Options and	Outstanding Options and	Plans (Excluding Shares
Category	Warrants	Warrants	Reflected in Column (a))

	(a)	(b)	(c)

Plans Approved by Shareholders	1,693,088	$3.14	1,251,328
Plans Not Approved by Shareholders	2,008,909	$3.17	25,000
Total	3,701,997	$3.16	1,276,328

Summary Description of the Company’s Equity Compensation Plans

Shareholder Approved Plans:

The 1991 Stock Option Plan

The Company’s shareholders approved the 1991 Stock Option Plan (“1991 Plan”) in July, 1991 and approved amendments to the 1991 Plan in June, 1992, September, 1995 and September, 1996. The 1991 Plan, as amended, provided for the grant of options to the Company’s employees, directors and consultants for up to 1,480,000 shares. The term of the 1991 Plan has expired and no further options may be granted under this plan. As of December 31, 2002 options to purchase a total of 1,044,416 shares are outstanding.

The 1999 Stock Option Plan

The Company’s shareholders approved the 1999 Stock Option Plan (“1999 Plan”) in August, 1999 and approved an amendment to the 1999 Plan in December, 2002. This plan authorizes the grant of options to purchase up to 1,900,000 shares of the Company’s Common Stock, of which options to purchase 648,672 shares were outstanding and 1,251,328 available for future issuance as of December 31, 2002.

Non-Shareholder Approved Plans:

Management Anti-Dilution Plan

In February, 1993, the Company’s Board of Directors approved the issuance of Warrants for 806,637 shares to the then officers and directors of the Company in consideration for agreements made by them in connection with an underwritten offering of the Company’s Common Stock. No additional securities may be issued from this plan. As of December 31, 2002, Warrants to purchase 424,246 Warrants are outstanding. These Warrants have an exercise price of $3.00 per share.

Research Division Warrant Plan

In April, 2001, Warrants to purchase 92,000 shares were issued to employees of the Research Division in connection with an incentive plan for performance of certain milestones in 2000. No more Warrants may be issued under this plan. As of December 31, 2002, Warrants to purchase a total of 84,000 shares were outstanding. These Warrants have an exercise price of $3.25 per share and expire on the earlier of 60 days after termination of employment or January, 2011.

JPSI Warrant Plan

In September, 1993, the Company’s Board of Directors approved a plan for the issuance of Warrants to purchase up to 450,000 shares of Common Stock to JPSI employees. No additional Warrants may be issued from this plan. As of December 31, 2002, Warrants to purchase 171,000 shares were outstanding. These Warrants have exercise prices ranging from $3.00 to $11.06 per share and expire on the earlier of 60 days after termination of employment or March 24, 2005.

2002 JPSI Plan

In May, 2002, the Company’s Board of Directors approved a plan for the issuance of Options to purchase up to 100,000 shares of Common Stock to JPSI employees. No additional Options may be issued from this plan. As of December 31, 2002, Options to purchase 70,000 shares were outstanding. These Options have an exercise price of $1.71 per share and expire on the earlier of 60 days after termination of employment or 10 years after date of grant.

2002 Research Division Plan

In May, 2002, the Company’s Board of Directors approved a plan for the issuance of Options to purchase up to 250,000 shares of Common Stock to Research Division employees. No additional Options may be issued from this plan. As of December 31, 2002, Options to purchase 194,000 shares were outstanding. These Options have an exercise price of $1.71 per share and expire on the earlier of 60 days after termination of employment or 10 years after date of grant.

2002 Microelectronics Division Plan

In May, 2002, the Company’s Board of Directors approved a plan for the issuance of Options to purchase up to 25,000 shares of Common Stock to Microelectronics Division employees. As of December 31, 2002 no Options were outstanding.

Individual Compensation Arrangements

In July, 1995, Warrants to purchase 37,500 shares for $2.50 per share and 37,500 shares for $3.00 per share were issued to Mogador Partnership for services rendered in connection with a financing. These Warrants expired on December 31, 2002.

In December, 1998, a stock option agreement to purchase 50,000 shares, with an exercise price of $3.00, was issued to Fred Schiele in connection with his hiring as President and Chief Operating Officer of the Company. In September, 2001, this option agreement was modified to waive the provision which otherwise would have caused its termination 60 days after the termination of his employment. The option agreement expires on November 30, 2008.

In March, 2000 and in February, 2001, Warrants to purchase 275,000 and 85,663 shares, respectively, for $5.25 per share, were issued to Auerbach, Pollak & Richardson, for services rendered as Warrant Agent in connection with the exercise of the Company’s publicly traded Warrants in 2000. These Warrants expired on March 31, 2003.

In June, 2000, Warrants to purchase 25,000 shares for $5.00 per share were issued to Market Broker Relations for investor relations services. These Warrants expire on June 2, 2005.

In April, 2001, Warrants to purchase 25,000 shares, with an exercise price of $3.59, were issued to Shankar Rao in connection with his hiring as a Vice President of JPSI. The Warrant vests one-third per year for three years, and expires on the earlier of 60 days after termination of his employment or April, 2011.

In March, 2002, Warrants to purchase 20,000 shares for $2.50 per share were issued to Ladenburg Thalmann, Inc. for services as a placement agent in connection with a financing in March, 2002.

In June, 2002, Options to purchase 10,000 shares, with an exercise price of $2.00 per share, were issued to Cuper Opina, an employee of the Company. The Options vest one-third per year for three years, and expire on the earlier of 60 days after termination of his employment or June 14, 2012.

In October, 2002, Options to purchase 500,000 shares, with an exercise price of $1.33 per share were issued to Ronald A. Walrod in connection with his hiring as President and Chief Executive Officer of the Company. The Option vests one-third per year for three years, and expires on the earlier of 60 days after termination of his employment or October, 2012.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Stockholders who intend to submit proposals to be voted upon at the annual meeting or who intend to nominate persons for election for the Board of Directors must do so in accordance with the Company’s Bylaws and applicable SEC Rules. Nothing in the following discussion is meant to preclude discussion by any shareholder of any business properly brought before the Annual Meeting.

Inclusion in Company’s Proxy Statement

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company’s 2004 proxy statement. In order to qualify for inclusion, among other requirements, stockholder proposals must be submitted in writing to the Secretary of the Company and received no later than January 3, 2004 (based on the release of proxy materials for the 2003 meeting on May 2, 2003), or if the 2004 meeting date is more than 30 days before or after June 6, 2003, the deadline shall be no later than 120 days prior to the scheduled date of the 2004 Annual Meeting. Stockholders interested in submitting a proposal or a nomination are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

Other Matters to Come Before the Meeting

Under the Company’s Bylaws, a proposal or nomination that a stockholder does not seek to include in the Company’s proxy statement for its 2004 Annual Meeting, but which the stockholder wishes to have considered and voted on at the 2004 Annual Meeting, must be submitted in writing to the Secretary of the Company not later than March 18, 2004 (based on the date of the 2003 Annual Meeting). If the date of the 2004 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the 2003 Annual Meeting (June 6), the stockholder must submit any such proposal or nomination no later than the later of the close of business on the 75th day prior to the date of the 2004 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder’s submission must include certain specified information concerning the proposal or nominee and information as to the stockholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the stockholder submits the proposal or nomination prior to the deadline, but does not conduct its own solicitation of shareholders in accordance with the requirements of Rule 14a-4(c) (2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder. Stockholders should contact the Secretary of the Company in writing at 5800 Armada Drive, Carlsbad, CA 92008 to obtain additional information as to the proper form and content of submissions.

OTHER BUSINESS

The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented at the meeting.

By Order of the Board of Directors

Dated: April 21, 2003	/s/ Joseph G. Martinez Joseph G. Martinez Secretary

PROXY

PROXY

JMAR TECHNOLOGIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of JMAR Technologies, Inc. hereby appoints Joseph G. Martinez and Dennis E. Valentine and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 2003 Annual Meeting of the Shareholders of JMAR Technologies, Inc. to be held on Friday, June 6, 2003 at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California, at 10:00 a.m., local time, and at any adjournment(s) thereof, with all powers, including voting rights, which the undersigned would possess if personally present at said meeting on the following:

(1) Election of seven Directors of the Company to serve until the 2004 Annual Meeting of Shareholders of JMAR Technologies, Inc. and until their respective successors are duly elected and qualified.

☐ For all nominees listed below	☐ Withhold Authority to vote for all listed below
(except as marked to the contrary below)

      James H. Banister, Jr., C. Neil Beer, Vernon H. Blackman, Charles A. Dickinson, John S. Martinez, Barry Ressler and Ronald A. Walrod

      (INSTRUCTIONS:     To withhold authority for any individual nominee, write that nominee’s name in the space provided below.)

(2) Ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors.

☐ For	☐ Against	☐ Abstain

(Continued on reverse side.)

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED ON REVERSE SIDE AND FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.

The undersigned hereby revokes any prior proxy and ratifies and confirms all the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges receipt of the Notice of the 2003 Annual Meeting of Shareholders and accompanying Proxy Statement dated April 21, 2003.

Dated:	, 2003

Signature

Signature if held jointly

IMPORTANT: In signing this Proxy, please sign your name or names in the same way as shown at left. When signing as a fiduciary, please give your full title. If shares are registered in the names of two or more persons, each should sign.

IMPORTANT:     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

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